Exhibit 23.08

Hausser + Taylor LLP
Business advisors and certified public accountants
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471 East Broad Street, Suite 1200, Columbus, Ohio 43215-3842   614/224-7722
FAX:  614/224/4197    www.hausser.com


                         Independent Auditors' Consent
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     We consent to the use, in this Amendment No. 3 to the Registration
Statement of OneDentist Resources, Inc. on Form SB-2 under the Securities Act of 1933, of our report dated June 20, 2000, except for Notes 1A, 3 and 6, as to which the date is June 30, 2000, relating to the balance sheet of OneDentist Resources, Inc., as described in Note 1A to the financial statements, as of December 31, 1999, and the related statements of income, stockholders' equity, and cash flows for period from July 16, 1999 (date of inception) through December 31, 1999 and reference to our firm under the Caption "Experts" in the prospectus contained in said registration Statement.



                                                /s/  Hausser + Taylor LLP

                                                HAUSSER + TAYLOR LLP

Columbus, Ohio
December 11, 2000




A member of
Moores
Rowland
International